Exhibit 99.1
PROXY — GRUBB & ELLIS COMPANY
For the Special Meeting in Lieu of Annual Meeting of Stockholders -                    , 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GRUBB & ELLIS COMPANY
I am a stockholder of Grubb & Ellis Company (“Grubb & Ellis”) and I have received the Notice of Special Meeting in Lieu of Annual Meeting of Stockholders dated ___, 2007 and the accompanying joint proxy statement/prospectus. I appoint Mark E. Rose and Robert Z. Slaughter and each or either of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of capital stock which I may be entitled to vote at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held in                     , Chicago, Illinois, on                     ,                     , 2007 at ___ a.m. or at any and all adjournments thereof, with all powers which I would have if I were personally present at the meeting.
The shares represented by this Proxy will be voted in the way that I direct. If this Proxy is executed but no direction is made, this Proxy will be voted “FOR” all of the proposals set forth in this Proxy. I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.
(Continued and to be marked, signed and dated on reverse side.)
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy

To vote using the Telephone (within U.S. and Canada)
Call toll free ___in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Follow the simple instructions provided by the recorded message.
To vote using the Internet

Go to the following web site

Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail this proxy card.
Proxies submitted by telephone or the Internet must be received by ___a.m., Central Time, on                     , 2007.
THANK YOU FOR VOTING

Special Meeting in Lieu of Annual Meeting of Stockholders Proxy Card
Votes must be indicated (X) in black or blue ink.
The Board of Directors recommends a vote FOR all of the proposals. To vote in accordance with the Board of Directors’ recommendations, just sign below; no boxes need to be checked.
1.
TO APPROVE THE AMENDMENT TO THE GRUBB & ELLIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF GRUBB & ELLIS COMMON STOCK FROM 50 MILLION TO 100 MILLION.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
TO APPROVE THE AMENDMENT TO THE GRUBB & ELLIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF GRUBB & ELLIS PREFERRED STOCK FROM ONE MILLION TO 10 MILLION.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
TO APPROVE THE AMENDMENT TO THE GRUBB & ELLIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS COMPRISED OF THREE CLASSES OF DIRECTORS, CLASS A, CLASS B, AND CLASS C.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
TO APPROVE THE ISSUANCE OF SHARES OF GRUBB & ELLIS COMMON STOCK TO STOCKHOLDERS OF NNN REALTY ADVISORS, INC. ON THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 22, 2007, BY AND AMONG GRUBB & ELLIS, NNN REALTY ADVISORS, INC. AND B/C CORPORATE HOLDINGS, INC., A WHOLLY OWNED SUBSIDIARY OF GRUBB & ELLIS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.
TO ELECT THE FOLLOWING BOARD OF DIRECTORS: SCOTT D. PETERS, HAROLD H. GREENE, D. FLEET WALLACE, ROBERT J. MCLAUGHLIN, GARY H. HUNT, GLENN L. CARPENTER, C. MICHAEL KOJAIAN, ANTHONY W. THOMPSON AND RODGER D. YOUNG.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.
TO APPROVE AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS IF THERE ARE NOT SUFFICIENT VOTES FOR THE PROPOSALS.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Each of Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 is conditioned upon the others and the approval of each such proposal is a condition to the completion of the merger. Neither the issuance of Grubb & Ellis common stock in connection with the merger, nor any one of the amendments to the Grubb & Ellis Amended and Restated Certificate of Incorporation, nor the election of the proposed board of directors will take place or be effective unless all five of these proposals are approved by Grubb & Ellis’ stockholders and the merger is completed. Therefore, the completion of the merger cannot proceed without the approval of Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5. Each of Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6 is proposed by the Board of Directors.

     Please sign exactly as your name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. _____________________
Signature Signature if held jointly PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.